UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01    OTHER EVENTS

On March 31, 2016, BofI Federal Bank (the “Bank”), a wholly-owned subsidiary of BofI Holding, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Pacific Western Bank, pursuant to which the Bank acquired approximately $140 million of equipment leases from Pacific Western Equipment Finance, and assumed certain operations and related liabilities. The purchase price for the assets consisted of the assumed liabilities plus a lease purchase price premium of approximately 2.5%. The acquisition was consummated on March 31, 2016. The Company issued a press release on April 4, 2016, announcing the acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will provide additional details regarding the Pacific Western Equipment Finance acquisition and an update on its financial results for the third quarter ended March 31, 2016 in a pre-recorded call available by phone starting at 7:30 a.m., Eastern Time, on April 4, 2016. The call may be accessed by dialing toll-free number 877-523-5612, passcode 1638595, and will be available for approximately 90 days.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit	Description
99.1	Press Release of BofI Holding, Inc. dated April 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

Date:	April 4, 2016	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer